EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding
                                    Interests
                                       In

                    ADVANTAGE ADVISERS WHISTLER FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                               Dated April 2, 2004

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
           RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON
            THURSDAY, APRIL 29, 2004, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                                    PFPC Inc.
                                  P.O. Box 220
                               Claymont, DE 19703

                              Attn: Everett Alcenat


                           For additional information:

                              Phone: (888) 697-9661
                                     (866) 306-0232

                              Fax:   (302) 791-3105
                                     (302) 793-8132

                    ADVANTAGE ADVISERS WHISTLER FUND, L.L.C.





Ladies and Gentlemen:

                  The undersigned hereby tenders to Advantage Advisers Whistler Fund, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 2, 2004, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests or portions thereof tendered hereby.

                  A promissory note for the purchase price will be deposited into the undersigned's brokerage account as described in section 6 of the Offer. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from such account, the broker may subject such withdrawal to any fees that the broker would customarily assess upon the withdrawal of cash from such brokerage account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.)

                  The promissory note will also reflect the Contingent Payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account and, upon a withdrawal of such cash from such account, the broker may impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2004, subject to an extension of the Offer as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2005, the Fund's fiscal year end, and will be paid within ten calendar days thereafter.

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

                    ADVANTAGE ADVISERS WHISTLER FUND, L.L.C.



                  PLEASE FAX OR MAIL IN THE ENCLOSED  POSTAGE PAID  ENVELOPE TO:
PFPC INC., P.O. BOX 220, CLAYMONT, DE 19703, ATTN: EVERETT ALCENAT. FOR ADDITIONAL INFORMATION: PHONE: (888) 697-9661 OR (866) 306-0232 FAX: (302)
791-3105 OR (302) 793-8132

PART 1.   NAME AND ADDRESS:

          Name of Member:
                                      ------------------------------------------

          Social Security No.
          or Taxpayer
          Identification No.:
                                      ---------------------------------

          Telephone Number:          (      )
                                      ---------------------------------

PART 2.   AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND
          BEING TENDERED:

          | |      Entire limited liability company interest.

          | | Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: (a) the current minimum initial investment requirement imposed by the Fund, net of the incentive allocation or net of the tentative incentive allocation; or
                   (b) the tentative incentive allocation, must be maintained (the "Required Minimum Balance").)*

                                             $
                                              ---------------------

          | | Portion of limited liability company interest in excess of the Required Minimum Balance.

                   *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.   PAYMENT.

          CASH PAYMENT

          Cash payments will be wire transferred directly to the undersigned's brokerage account. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to the undersigned's brokerage account, upon a withdrawal of such cash payment from such account, the broker may impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.


                    ADVANTAGE ADVISERS WHISTLER FUND, L.L.C.



          PROMISSORY NOTE

          The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account. The undersigned hereby represents and warrants that the undersigned understands that any payment of cash due pursuant to the promissory note will also be deposited directly to the undersigned's brokerage account, and, upon a withdrawal of such cash from such account, the broker may impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.

PART 4.   SIGNATURE(S).

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
FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
AND JOINT TENANTS:

------------------------------------                         ------------------------------------
Signature                                                    Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)



------------------------------------                         ------------------------------------
Print Name of Investor                                       Signature
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON SUBSCRIPTION AGREEMENT)



------------------------------------                         ------------------------------------
Joint Tenant Signature if necessary                          Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)



------------------------------------                         ------------------------------------
Print Name of Joint Tenant                                   Co-signatory if necessary
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON SUBSCRIPTION AGREEMENT)



                                                             ------------------------------------
                                                             Print Name and Title of Co-signatory

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

Date:
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                                      C-4